COMMERCIAL SECURITY AGREEMENT

          THIS COMMERCIAL SECURITY AGREEMENT is made and entered into on October 27, 2005 by and between DIGITAL COMPUTER INTEGRATION CORPORATION (Debtor), a Texas corporation, and SKYLYNX COMMUNICATIONS, INC. (Secured Party), a Delaware corporation.

          FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Debtor and the Secured Party agree as follows:

SECTION 1. GRANT OF SECURITY INTEREST

          The Debtor hereby grants the Secured Party a security interest in the following described property (collectively, the Collateral):

1.01

Instrument. The Debtor's interest in Purchase Order No. PO-RS45129, dated October 3, 2005, from L-3 Communications Corporation, Link Simulation & Training Division, Post Office Box 5328, Arlington, Texas 76005-5328 to Digital Computer Integration Corp., in the total amount of $2,837,916.00 (Purchase Order).

1.02	Goods. All of the Debtor's goods now owned, or hereafter acquired, by the Debtor used to produce the products which are the subject of the Purchase Order including, without limitation, the following:

1.02.1

Inventory. All of the Debtor's personal property now owned, or hereafter acquired, by the Debtor that are held for sale under the Purchase Order, or are furnished to or to be furnished under the Purchase Order or are raw materials, work-in-process, supplies, or materials used or consumed for producing the goods for sale under the Purchase Order together with all products thereof, and all substitutions, replacements, additions, or accessions therefor or thereto.

1.03

Accounts. The Debtor's account for the right to payment of the monetary obligation owed by the purchaser to Secured Party under the Purchase Order, whether or not earned by performance. The Debtor and the Secured Party acknowledge that the Debtor factors accounts receivable through Marquette Commercial Finance, Inc. The Debtor and the Secured Party agree that the accounts receivable relating to the Purchase Order will be paid to Marquette Commercial Finance, Inc. but will not be factored. Within five business days of the execution of this Commercial Security Agreement, the Debtor will deliver written notice to Marquette Commercial Finance, Inc. that the accounts receivable relating to the Purchase Order will not be factored and such accounts receivable are to be remitted by Marquette Commercial Finance, Inc. to the Debtor upon receipt.

1.04

Chattel Paper (tangible and electronic). As pertaining to the Purchase Order, the Debtor's record or records that evidence both a monetary obligation and a security interest in specific goods; a security interest in specific goods and software used in the goods; a security interest in specific goods and license of software used in the goods; or a lease of specific goods, or a lease of specific goods and license of software used in the goods.

1.05

Proceeds and Accessions. All cash and noncash proceeds of the foregoing classifications including, but not limited to, insurance proceeds, cash, checks, monies on deposit in any bank or banks, and accounts receivable; all cash and noncash proceeds acquired on the sale, lease, license, exchange or other disposition of the Collateral; collections of and distributions with respect to the Collateral; all rights arising out of the Collateral; claims payable for loss, defects or damage to the Collateral; and all increases, substitutions, replacements, additions and accessions to the Collateral; provided that this provision shall not be construed as a waiver of any restriction contained in this Commercial Security Agreement against alienating or encumbering the Collateral.

1.06

Business Records and Similar Items. All ledger sheets, files, records, documents, and instruments (including, but not limited to, computer programs, tapes, disks, diskettes and related electronic processing software) drawings, designs, photographs, graphic art, displays, models, art work, cuts and books evidencing an interest in or relating to the above.

          The granted security interest will neither affect nor be affected by any other security for any of the secured obligations. Neither extensions of any of the secured obligations nor releases of any of the Collateral will affect the priority or validity of the granted security interest.

SECTION 2. OBLIGATIONS SECURED

          The obligations secured by this Security Agreement are:

2.01

Promissory Note. Payment of the amounts due under that certain promissory note in the original principal amount of $200,000.00, of even date, executed by the Debtor and payable to the order of the Secured Party, including all renewals, modifications and extensions thereof (Promissory Note).

2.02	Future Advances. Future advances made by the Secured Party to the Debtor, at the Secured Party's sole option, whether or not evidenced by like promissory notes.

2.03

Other Covenants and Conditions. Performance or observance by the Debtor of the covenants, conditions and agreements of the Loan Agreement, of even date, between the Debtor and the Secured Party, the other covenants, conditions and agreements of the Promissory Note, and the other covenants, conditions and agreements of this Commercial Security Agreement.

2.04

Other Obligations. Any other indebtedness, liability, or obligation of the Debtor to the Secured Party, however arising, whether now existing or hereafter arising, due or not due, absolute or contingent, liquidated or unliquidated, including, but not limited to, indebtedness, liabilities, and obligations on which the Debtor is jointly liable with other parties.

2.05

Expenses of Secured Party. All expenses incurred or paid by the Secured Party for purposes of conserving and protecting the Collateral, including, but not limited to, insurance, taxes, repairs to and maintenance of the Collateral and reasonable attorney fees, court costs and other costs and expenses incurred in connection with retaking, holding, preparing for sale and selling the Collateral.

2.06

Legal Expenses. Reasonable attorney fees and other expenses incurred by the Secured Party in any legal proceeding, in the trial court or on appeal, brought to enforce or to collect any obligation secured by this Commercial Security Agreement, or to enforce any term or provision of this Commercial Security Agreement, including any legal proceeding brought to foreclose or otherwise realize upon the Collateral.

SECTION 3. DEBTOR'S REPRESENTATIONS AND WARRANTIES

          The Debtor represents and warrants to the Secured Party that:

3.01	Business Use. The Collateral arises from and relates to the Debtor's business which does not include farming operations.

3.02

Authority. The Debtor has full power and authority to execute and deliver this Commercial Security Agreement; to grant this security interest free from any setoff, claim, restriction, security interest or encumbrance; and to perform the Debtor's obligations under this Commercial Security Agreement. This Commercial Security Agreement will not result in or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Debtor is a party or by which the Debtor, or any of the Collateral, is bound.

3.03

Ownership of Collateral. Debtor is the sole owner of the Collateral, free and clear of any and all liens or encumbrances, save and except the security interest in favor of Marquette Commercial Finance, Inc. concerning the Borrower's accounts receivable, and will defend the same against all claims and demands of all persons.

3.04

Accounts. Each of the accounts included in the Collateral is genuine, valid, and represents an existing claim arising out of products to be sold or services to be rendered by the Debtor to the account debtor.

3.05	Financial Information. All information about the Debtor's financial condition that is or will be provided to the Secured Party will be accurate.

SECTION 4. DEBTOR'S RIGHTS AND COVENANTS
4.01

Payment of Obligations. The Debtor will pay the Promissory Note, any other indebtedness secured by this Commercial Security Agreement and any other sums expended or incurred by the Secured Party in accordance with the terms and provisions of this Commercial Security Agreement.

4.02

Possession of Collateral. Until there is a default under the terms of this Commercial Security Agreement, the Debtor may retain possession of the Collateral and may use the Collateral in a manner not inconsistent with this Commercial Security Agreement.

4.03

No Disposition of Collateral. Except as necessary to fulfill the Purchase Order in the ordinary course of the Debtor's business, the Debtor shall not sell, lease, transfer or otherwise dispose of the Collateral, without the prior written consent of the Secured Party, until all obligations secured by this Commercial Security Agreement have been fully paid and satisfied.

4.04

Use of Collateral. The Debtor shall keep the Collateral in good order and repair and shall protect the Collateral from waste, loss, or damage, except for ordinary wear and tear. Unless already attached or affixed to the real estate, the Debtor shall not cause or permit the Collateral to be attached or affixed to real estate in such manner that it will become attached or affixed to the real estate. Debtor shall not use or permit the use of the Collateral in violation of any applicable law, statute, ordinance, or regulation. Except as necessary to fulfill the Purchase Order in the ordinary course of the Debtor's business, the Collateral will be kept at 1009 Jupiter Road, Suite 100, Plano, Collin County, Texas 75074 and Debtor shall not remove any of the Collateral from such location. The Debtor will keep the Collateral separate and identifiable.

4.05

Liens, Encumbrances, and Taxes. The Debtor shall keep the Collateral free and clear of any and all liens and encumbrances, excepting only the liens created by this Commercial Security Agreement , liens in favor of Marquette Commercial Finance, Inc. and for taxes not yet due. The Debtor shall defend the Collateral against all claims adverse to the Secured Party. The Debtor shall pay when due all taxes, fees, or assessments imposed upon or with respect to the Collateral.

4.06

Records and Inspection. The Debtor shall at all times maintain complete and accurate records of the Debtor's business and the Collateral, specifically including Debtor's accounts, proceeds of inventory and contract rights, in accordance with generally accepted accounting procedures and practices. The Debtor shall maintain the records at 1009 Jupiter Road, Suite 100, Plano, Collin County, Texas 75074. The Secured Party, and the Secured Party's agents or representatives, shall have the right to inspect and audit the Debtor's books and records at all reasonable times. The Secured Party, and the Secured Party's agents or representatives, shall also have the right to come upon the Debtor's place of business, at any reasonable time, for the purpose of inspecting or examining the Collateral or to take a physical inventory of the Debtor's inventory and stock of merchandise.

4.07

Insurance. The Debtor assumes all risk of loss to the Collateral. The Debtor shall keep the Collateral insured against fire or other casualties reasonably required by the Secured Party in an amount equal to its full insurable value with loss payable to the Secured Party and the Debtor as their interests may appear at the time of loss, with priority in payment to the Secured Party. The insurance companies must be acceptable to the Secured Party. Such insurance shall be obtained under policies that are not subject to cancellation or modification by the insurer without at least ten (10) days prior written notice to the Secured Party. The Debtor shall furnish the Secured Party with such evidence of the Debtor's compliance with this provision as the Secured Party may, from time to time, reasonably require. The Debtor appoints the Secured Party as attorney-in-fact to collect any returned unearned premiums and proceeds of any insurance on the Collateral and to endorse and deliver to the Secured Party any payment from such insurance made payable to the Debtor. The Debtor's appointment of the Secured Party as the Debtor's agent is coupled with an interest and will survive the Debtor's disability. Insurance amounts received by the Secured Party will be applied to the obligations secured by this Commercial Security Agreement. If the Debtor fails to procure or maintain required insurance coverage for the Collateral, then the Secured Party may purchase single-interest insurance coverage that will protect only the Secured Party and the incurred premiums for the insurance coverage will become an obligation secured by this Commercial Security Agreement.

4.08

Document Execution. At the Secured Party's request, the Debtor will execute all financing statements and other documents necessary for the Secured Party to obtain, maintain and perfect the security interest in the Collateral, in forms satisfactory to the Secured Party, and will pay all filing costs. This covenant includes certificates of title for any Collateral covered by a certificate of title so that the Secured Party may have the certificate of title reissued with its lien noted thereon.

4.09

Notification. The Debtor shall notify the Secured Party of any event of default or material change in (a) the Collateral, (b) the Debtor's principal place of business, (c) the Debtor's mailing address, (d) the location of any of the Collateral or the books and records concerning the Collateral, (e) any representation in this Commercial Security Agreement or any other document delivered by the Debtor to the Secured Party, and (f) any matter that may affect the granted security interest.

4.10

Change in Business Structure. The Debtor shall not transfer ownership of the Collateral to a corporation, general partnership, limited partnership, limited liability company or other legal entity without the Secured Party's prior written consent.

4.11

Identification of Collateral. The Debtor will deliver to the Secured Party, as the Secured Party requires, any documents, lists, descriptions and other information necessary or proper to keep the Secured Party fully informed of the description of the Collateral. The Debtor will fully cooperate with the Secured Party concerning verifications and audits of the Collateral.

4.12

Segregation of Funds. The Debtor will segregate all proceeds of the Collateral from other funds of the Debtor and such funds shall remain segregated until all obligations secured by this Commercial Security Agreement are paid to the Secured Party in full.

SECTION 5. DEFAULT

          Time is of the essence of this Commercial Security Agreement. Any of the following shall constitute a default under this Commercial Security Agreement:

5.01

Payment Defaults. The Debtor shall fail to pay when due any installment of principal or interest on any obligation secured by this Commercial Security Agreement, including the Promissory Note, or fails to pay when due any other amount secured by or due under this Commercial Security Agreement or any other written agreement by and between the Debtor and the Secured Party.

5.02

Other Defaults. The Debtor shall fail to observe or perform any covenant, agreement, or provision, other than payment of the obligations secured by this Commercial Security Agreement, contained in the Loan Agreement between the Debtor and the Secured Party, of even date, the Promissory Note, this Commercial Security Agreement, or any document evidencing any indebtedness, liability or obligation of the Debtor to the Secured Party to be performed by the Debtor.

5.03

Representations and Warranties. Any representation or warranty made by the Debtor in this Commercial Security Agreement or any other document delivered by the Debtor to the Secured Party proves to have been untrue in any material respect as of the date when made or furnished.

5.04

Loss of or Damage to Collateral. Collateral with a book value of $2,500.00 or more, as determined from the Debtor's books, is lost, destroyed, stolen, or substantially damaged, and such loss, destruction, theft, or damage is not covered by insurance.

5.05

Financial Distress. (a) The Debtor discontinues business, (b) the Debtor becomes insolvent or is adjudicated to be insolvent, (c) the Debtor applies for or consents to the appointment of a receiver, a trustee, or liquidator of all or a substantial part of the Debtor's assets, including the Collateral, or a receiver is otherwise appointed for the Debtor or for all or a substantial part of the Debtor's assets, including the Collateral, (d) the Debtor makes a general assignment for the benefit of creditors, (e) the Debtor voluntarily seeks protection under any chapter of the U. S. Bankruptcy Code, as amended, (f) an involuntarily bankruptcy proceeding is commenced against the Debtor under any chapter of the U. S. Bankruptcy Code, as amended, and the proceeding is not dismissed within 60 days after being filed or the Debtor admits the material allegations of the bankruptcy petition or an order for relief is entered, (g) any judgment, decree, or order entered by a court of competent jurisdiction that approves a petition seeking reorganization of the Debtor, appoints a receiver, trustee, or liquidator of the Debtor or of all or a substantial part of the Debtor's assets, or takes any other action that in the reasonable opinion of the Secured Party would jeopardize the security interest created by this Commercial Security Agreement, (h) any Collateral is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless the property is promptly restored to its former condition, if possible, or replaced with property of like kind, quality and value, (I) any Collateral is mortgaged, pledged, sold or transferred without the prior written consent of the Secured Party, (j) the Secured Party believes in good faith that the prospect for payment of any indebtedness secured by this Commercial Security Agreement or the performance of any other covenant, agreement, or provision contained in the Loan Agreement, Promissory Note, this Commercial Security Agreement, or any document evidencing any indebtedness, liability or obligation of the Debtor to the Secured Party to be performed by the Debtor is impaired, or (k) the Debtor takes or omits to take any action for the purpose or with the result of effecting or permitting any of the foregoing.

5.06

Foreclosure Suit. Commencement of a foreclosure action or proceeding by any third party against the Collateral if the Secured Party reasonably determines that such action or proceeding would jeopardize the security interest created by this Commercial Security Agreement.

SECTION 6. RIGHTS OF SECURED PARTY
6.01

Assignment. The Secured Party shall have the right to assign this Commercial Security Agreement and the interest of the Secured Party under this Commercial Security Agreement, or to grant a security interest in the same, upon terms that do not impair the rights of the Debtor under this Commercial Security Agreement. The Secured Party's assignment of any part of the obligations secured and the Secured Party's delivery of any part of the Collateral will fully discharge the Secured Party from responsibility for that part of the Collateral. Upon an assignment by the Secured Party, the Debtor will render performance under this Commercial Security Agreement to the assignee. The Debtor waives and will not assert against any assignee any claims, defenses or setoffs that the Debtor could assert against the Secured Party, except for defenses that cannot be waived.

6.02

Acceleration and Remedies. Upon default by the Debtor, the Secured Party may, at the option of Secured Party, declare the unpaid balances of all indebtedness owed by the Debtor to the Secured Party immediately due and payable, and the Secured Party shall have and may exercise each and all of the remedies granted to the Secured Party by the Uniform Commercial Code, together with any other remedies, legal or equitable, which may be available to the Secured Party under this Commercial Security Agreement and applicable law.

6.03

Accounts Receivable. Following default by the Debtor, or any time before default when the Secured Party reasonably deems the Secured Party to be insecure, the Secured Party may notify any account debtor or obligor of the Debtor to make payment to the Secured Party. The Debtor hereby authorizes the Secured Party to endorse any checks, drafts, or other instruments received by the Secured Party as the act and deed of the Debtor. At the request of the Secured Party at any time after the Secured Party is entitled to notify account debtors, the Debtor shall deliver to the Secured Party all original documents evidencing the sale and delivery of merchandise or services performed which created any of the accounts receivable that are part of the Collateral, including the Purchase Order, original contracts, orders, invoices, bills of lading, warehouse receipts, and shipping receipts. The Debtor shall also deliver to the Secured Party all security or guarantees held by the Debtor with respect to such accounts receivable.

6.04

Documents. Following default by the Debtor, or any time before default when the Secured Party reasonably deems the Secured Party to be insecure, the Secured Party may require the Debtor to deliver to the Secured Party all original documents, drafts, acceptances, notes, securities, instruments, and chattel paper that constitute part of the Collateral.

6.05

Payment of Debtor's Obligations. If the Debtor fails to insure the Collateral as required under the terms of this Commercial Security Agreement, or if the Debtor fails to pay any premium for such insurance, or fails to pay any tax, fee, or assessment imposed upon or with respect to the Collateral, or fails to pay any debt or obligation giving rise to any lien or encumbrance on the Collateral, the Secured Party may pay the same, whether before or after default by the Debtor. All such amounts paid by the Secured Party shall constitute an obligation of the Debtor to the Secured Party, shall be payable upon demand, shall bear interest at the highest rate allowed by law and shall be secured by this Commercial Security Agreement.

It is the intention of the Debtor and the Secured Party to conform strictly to state and federal usury laws applicable hereto and permitting the highest rate of interest; accordingly, in this Commercial Security Agreement, or in any documents relating hereto, the aggregate of all interest and any other charges constituting interest under applicable law contracted for, chargeable or receivable under this Commercial Security Agreement or otherwise in connection with this transaction shall under no circumstances exceed the maximum amount of interest permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Commercial Security Agreement or in any of the documents relating hereto, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither the Debtor hereof nor the Debtor's heirs, legal representatives, successors or assigns or any other party liable for payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law, (c) any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall, at the option of the Secured Party, be refunded to the Debtor or credited on the principal amount due hereunder, and (d) the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under such laws, as now or hereafter construed by courts of appropriate jurisdiction, and, to the extent permitted by law, determination of the rate of interest shall be made by amortizing, prorating, allocating and spreading, in equal parts during the period of the full stated term of the indebtedness, all interest at any time contracted for, charged or received from the Debtor in connection herewith.

6.06

Assembling the Collateral. In exercising its rights following default by the Debtor, the Secured Party may require the Debtor to assemble the Collateral and make the Collateral available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties.

6.07

Notice. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give the Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made. For this purpose, notice given at least ten (10) days before the time of the sale or other intended disposition shall be conclusively presumed to be reasonable (provided that setting forth of this one commercially reasonable method of disposing of the Collateral is not intended to limit its disposition to that method only).

6.08

Sale of Collateral. In connection with any sale of the Collateral, the Debtor agrees that it is commercially reasonable to sell the Collateral at public or private sale as one lot or in several lots and at prices that are substantially lower than those for which the Collateral would sell in the ordinary course of retail sales. A public sale in the following fashion shall be conclusively presumed to be reasonable:

6.08.1	Location. The sale shall be held in the county of the Debtor's principal place of business or the county in which the Collateral, or any part of the Collateral, is located.

6.08.2	Auction. The sale shall be by auction, but the sale does not need to be conducted by a professional auctioneer.

6.08.3

Terms of Sale. The terms of sale shall require that payment be made at the time of the sale in cash or by cashier's check. Provided, however, if the Secured Party purchases any of the Collateral being sold, then the Secured Party may pay for the Collateral by crediting the purchase price against the indebtedness owed by the Debtor to the Secured Party.

6.08.4

Sale As Is. The Collateral shall be sold "AS IS" and "WITH ALL FAULTS" and without any cleaning or other preparation for sale. The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim any warranties of title or the like. The disposition of the Collateral according to such terms will not be considered to adversely affect the commercial reasonableness of a disposition of the Collateral.

6.08.5

Bids by Secured Party. The Secured Party may bid on all or any portion of the Collateral, if allowed by law,~~.~~ and shall have the right to be credited on the amount of its bid therefor all of the sums due and owing by the Debtor to the Secured Party as of the date of such sale.

6.08.6

Bill of Sale. If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth and all prerequisites to the sale specified in this Commercial Security Agreement and by law will be presumed satisfied.

6.09

Other Disposition. The Secured Party shall be under no obligation to sell the Collateral and is under no obligation to complete a sale of the Collateral if, in the reasonable business judgment of the Secured Party, none of the offers received reasonably approximates the fair value of the Collateral. If the Secured Party elects not to sell the Collateral, the Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the obligations secured by this Security Agreement, subject to the Debtor's rights under such procedures.

6.10	Cumulative Remedies. The Secured Party may exercise all remedies at the same or different times. No remedy is a defense to any other remedy.

6.11

Non-Exercise of Remedies. The Secured Party's delay in exercising, partial exercise of or failure to exercise any of its rights or remedies does not waive the Secured Party's rights to subsequently exercise those rights or remedies. The Secured Party's waiver of any right in this Commercial Security Agreement or any default is binding only if it is in writing. The Secured Party may remedy any default without waiving the default.

6.12

Effect of Other Laws. If the Secured Party must comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not be considered to adversely affect the commercial reasonableness of a disposition of the Collateral.

6.13

Receiver. In addition to the other rights granted under this Commercial Security Agreement, the Secured Party shall, in the event of a default by the Debtor, be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the obligations secured by this Commercial Security Agreement. Any receiver appointed may serve without bond. Employment by the Secured Party shall not disqualify a person from serving as receiver.

6.14

Marshaling. The Secured Party shall not be required to marshal security and may proceed to foreclose or otherwise realize upon the Collateral and any other security for the obligations secured by this Commercial Security Agreement in such order and in such manner as the Secured Party may determine in the Secured Party's sole discretion.

SECTION 7. FINANCING STATEMENTS

          The Debtor shall from time to time, upon the request of the Secured Party, file one or more financing statements pursuant to the Uniform Commercial Code in order to perfect the Secured Party's security interest under this Commercial Security Agreement. In addition, the Secured Party may file this Commercial Security Agreement as a financing statement.

SECTION 8. MISCELLANEOUS PROVISIONS
8.01

Binding Effect. The provisions of this Commercial Security Agreement shall be binding upon the Debtor's successors and assigns and inure to the benefit of Lender's successors and assigns; provided that this provision shall not be construed as a waiver of any restriction contained in this Commercial Security Agreement against alienating or encumbering the Collateral. If more than one person is named in this Commercial Security Agreement as the Debtor, all representations, warrants, obligations and covenants are joint and several as to each of such persons.

8.02

Notice. Any notice or other communication required or permitted to be given under this Commercial Security Agreement or the Uniform Commercial Code shall be in writing and shall be personally delivered, with courier receipt, or mailed by certified mail, return receipt requested, postage prepaid, and addressed to the parties at the following addresses:

	Debtor: Secured Party:	Digital Computer Integration Corporation 1009 Jupiter Road, Suite 100 Plano, Texas 75074 SkyLynx Communications, Inc. 500 John Ringling Boulevard Sarasota, Florida 34236

All notices and other communications shall be deemed to be given upon receipt, if delivered by personal delivery, with courier receipt, or at the expiration of three days after the date of mailing, if delivered by certified mail, return receipt requested. The address of a party to which notices or other communications shall be delivered or mailed may be changed from time to time by giving written notice to the other party in accordance with the terms of this paragraph.

8.03

Litigation Expense. If any legal proceeding is commenced for the purpose of interpreting or enforcing any provision of this Commercial Security Agreement, or for the purpose of collecting any obligation secured by this Commercial Security Agreement, then the Secured Party shall be entitled to recover a reasonable attorney fee in such proceeding, or any appeal thereof, to be set by the court without the necessity of hearing testimony or receiving evidence, in addition to the costs and disbursements allowed by law. In addition, the Secured Party shall be entitled to recover reasonable attorney fees and legal expenses incurred by the Secured Party in connection with retaking, holding, preparing for sale, and selling the Collateral.

8.04

Waiver. No waiver of any provision of this Commercial Security Agreement or any obligation secured by this Commercial Security Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

8.05

Legal Construction. If any term or provision of this Commercial Security Agreement is illegal, invalid or unenforceable for any reason, then such illegal, invalid or unenforceable term or provision shall not affect the remaining legal, valid and enforceable terms and provisions of this Commercial Security Agreement.

8.06	Amendment. This Commercial Security Agreement may be amended only by an instrument in writing signed by both the Secured Party and the Debtor.

8.07	Scope. In no event may this Commercial Security Agreement secure payment of any debt subject to Title IV of the Texas Finance Code or create a lien otherwise prohibited by law.

8.08

Gender. When the context requires, the masculine and neuter pronouns used in this instrument shall include the masculine, feminine and neuter genders and the singular the plural and the plural the singular.

8.09	Definitions. All terms used in this Commercial Security Agreement that are defined in the Uniform Commercial Code have the same meaning given to the terms in the Uniform Commercial Code.

8.10

Applicable Law. This Commercial Security Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas, without regard to choice-of-law rules of any jurisdiction.

DEBTOR:

DIGITAL COMPUTER INTEGRATION CORPORATION

By /s/ Zenon Mackiekowicz
Name: Zenon Mackiekowiz
Title: President

SECURED PARTY:

SKYLYNX COMMUNICATIONS, INC.

By /s/ Steven D. Smith
Name: Steven D. Smith
Title: Chief Operating Officer